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                                                                    Exhibit 10.1


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT



      THIS EMPLOYMENT AGREEMENT is effective as of the 26th day of June, 2000, by and between TERRENCE S. CASSIDY, an individual (hereinafter "Executive"), and NATIONAL WIRELESS HOLDINGS INC., a Delaware corporation (hereinafter "Company").

                              W I T N E S S E T H:

      WHEREAS, Company is a Delaware corporation organized pursuant to the Delaware General Corporation Law;

      WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of September 27, 1993, as amended by Amendment No. 1 to Employment Agreement dated as of December 12, 1996 (the "Old Employment Agreement");

      WHEREAS, Company desires to continue having the Executive render services to the Company and to serve as President and Chief Executive Officer of Company;

      WHEREAS, the Executive desires to serve the Company in such capacities;

      WHEREAS, the Company and the Executive desire to amend and restate the terms of the Executive's employment agreement as set forth below;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

      1. EMPLOYMENT PERIOD. This Agreement shall be effective for a minimum term (as it may be extended hereunder, the "Term") from the date hereof until the day which is three years from the date hereof. The Term shall automatically be extended by an additional one-year period on each anniversary of the date hereof unless a party hereto notifies the other party hereto, in writing, of his or its intention to terminate this Agreement at the end of the Term, at least sixty
(60) days prior to such anniversary. During the Term, the Executive shall faithfully serve and be employed by the Company on a full-time basis as the President and Chief Executive Officer of Company. The Executive shall devote the majority of his professional time and effort to the duties of such position. The parties agree that the term "full-time" does not require that the Executive work exclusively for the Company. Executive may devote a reasonable percentage of his time, consistent with his current practices on the date of this Agreement, to other commitments.

      2. DUTIES. The Executive shall render those services customarily rendered by an executive in such position in accordance with the budgets and decisions of the Board of Directors of Company and as otherwise may be provided for in the Bylaws of Company. The Executive shall perform such duties as are designated to him by the Board of Directors faithfully, diligently, and to the best of his ability consistent with the highest and best standards of the industry of Company. Executive shall have such authority as is delegated to Executive from time to time by the Board of Directors and as provided for in the Bylaws of Company.


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      3. COMPENSATION. The Executive shall receive and the Company shall pay throughout the Term hereof a salary of $260,000 per year (less all applicable withholding and deductions therefrom), to be paid in regular semi-monthly installments. Executive's salary shall increase by 15% beginning on the second anniversary of the date hereof. In addition, Executive shall be eligible for such additional bonuses or incentives as may be approved by the Board of Directors of Company from time to time.

      4. EXPENSES. The Company recognizes that the Executive will incur, from time to time, for the Company's benefit and in furtherance of the Company's business, various expenses. Accordingly, the Company agrees to pay the following expenses either directly on behalf of the Executive or to reimburse the Executive for such expenses, provided, however, that such payment or reimbursement is contingent upon the Executive supplying such documentary and other evidence required to support the deduction of such expenses on Company's federal income tax return:

         a. entertainment, travel (including meals while traveling) and promotion relating to and benefiting the Company;

         b. conventions and meetings expenses approved by the Board of Directors;

         c. fees for membership in professional organizations; and

         d. office expenses and supplies.

In addition, the Executive shall be entitled to participate with other employees of Company in all fringe benefits or incentive compensation plans authorized and adopted from time to time by the Company, including, without limitation, health, dental and life insurance, to the extent allowed under such plans.

      5. EMPLOYMENT CONDUCT. At all times during the Term of this Agreement, the Executive shall:

         a. devote such time to the business of Company as is necessary to perform his duties hereunder;

         b. observe and conform to all the laws applicable to the Company; and

         c. be aware that his conduct and actions, whether in public or private, reflect upon the goodwill of the Company and not partake in any conduct that is detrimental to himself or the Company.

      6.    TERMINATION.

         a. TERMINATION FOR CAUSE: The Company may terminate this Agreement at any time, without further obligation or liability to the Executive, in the event the Company determines in good faith by majority vote of the entire Board of Directors then in office that (each a termination for "cause"):





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            (1) The Executive is permanently disabled. For purposes of this
         Agreement, Executive may be deemed permanently disabled when so conceded by Executive or so certified by a physician selected by Executive or his legal representative, on the one hand, or by the Company, on the other, and such certificate is delivered to the other party. In the event that within 10 days after delivery of such certificate the other party should, by written notice to the other party, contest the finding of disability, the parties agree to submit the determination of permanent disability to another physician acceptable to both parties, or if a physician cannot be agreed upon, a physician designated by the Dean of Mount Sinai Medical School;

            (2) The Executive is grossly negligent in the performance of his duties;

            (3) The Executive is convicted of a violation of any State or Federal law and is fined Ten Thousand Dollars ($10,000) or more or sentenced to prison or jail for a term of one year or more; or

            (4) The Executive commits any material violation of this Agreement which violation is not cured within 30 days after notice of such violation is given to the Executive by the Board of Directors of Company.

         b. OTHER EVENTS OF TERMINATION.

            (1) This Agreement shall terminate at the expiration of the Term.

            (2) This Agreement shall terminate at any time by agreement in writing by the Company and the Executive.

            (3) This Agreement shall terminate upon the death of the Executive, in which case his heirs and beneficiaries shall be entitled to all accrued but unpaid compensation hereunder.

         c. TERMINATION FOLLOWING CHANGE IN CONTROL. If a Change in Control of the Company as defined in Section 21 shall have occurred while the Executive is still an employee of the Company, the Executive shall be entitled to the compensation provided in Section 7 upon the subsequent termination of the Executive's employment with the Company by the Company or by the Executive, unless such termination is a result of (i) the Executive's death; (ii) the Executive's termination by the Company for cause (as more fully described in Section 6(a)(1)); or (iii) the Executive's decision to terminate his employment with the Company other than for Good Reason as defined below.

         d. DATE OF TERMINATION. "Date of Termination" shall mean (i) if this Agreement is terminated by the Company pursuant to Section 6 (c)(ii) above, thirty (30) days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty (30) day period), (ii) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given, provided that if within thirty (30) days after any Notice of Termination is given to the Executive by the Company, the Executive notifies the Company that a dispute exists concerning the termination, the



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      Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (iii) if the Agreement is terminated by the Executive, the date on which the Executive delivers Notice of Termination to the Company.

      7. COMPENSATION IN THE EVENT OF TERMINATION. (a) In the event Executive is terminated for cause or (b) the Executive terminates this Agreement, other than in the event of a Change of Control, Executive shall be entitled to, and shall receive, no compensation excepting only such of the base compensation set forth in Section 3 above as shall be accrued to the date of termination. In the event that the Executive's employment with the Company is terminated as provided in
Section 6(c), then the Company shall:

               i. subject to Sections 8 and 9 below, pay to the Executive as severance payment in a lump sum in cash, on the fifth day following the Date of Termination, an amount equal to three times (the "multiple") the Executive's Cash Compensation (the "Executive's Severance Cash Benefit").

               ii. arrange to provide the Executive for two years (or such shorter period as Executive may elect) with disability, life, accident and health insurance substantially similar to those insurance benefits which Executive is receiving immediately prior to the Notice of Termination (including coverage for dependents at the same per person cost as the Executive is then paying). Benefits otherwise receivable by Executive pursuant to this Section 7(b) shall be reduced to the extent comparable benefits are actually received by the Executive during such two (2) year period following his termination (or such shorter period elected by the Executive), and any such benefits actually received by Executive shall be reported by him to the Company.

      8. REDUCTION IN BENEFITS FOR "PARACHUTE PAYMENT". Notwithstanding anything contained in this Agreement to the contrary, in the event that the payments under Section 7 of this Agreement to the Executive, either alone or together with other payments the Executive has a right to receive from the Company, would not be deductible (in whole or in part) by the Company as a result of such payments constituting a "parachute payment" (as defined in Section 280G of the Internal Revenue Code, as amended (the "Code")), such payments shall be reduced to the largest amount as will result in no portion of the payments under Section 7 not being fully deductible by the Company as the result of Section 280G of the Code. The determination of any reduction in the payments under Section 7 pursuant to the foregoing sentence shall be made exclusively by PricewaterhouseCoopers, LLP, or such other firm of certified independent public accountants as may be serving as the Company's principal auditors immediately prior to the Effective Date (the "Auditors") (whose fees and expenses shall be borne by the Company), and such determination shall be conclusive and binding on the Company and the Executive.

      9. REDUCTION OF SEVERANCE CASH BENEFIT IN CERTAIN OTHER CIRCUMSTANCES. Notwithstanding anything contained in this Agreement to the contrary, in the event that on the Effective Date the Company's Aggregate Severance Liability (as defined below) exceeds 5% of the Company's Market Capitalization (as defined below), the Executive's Severance Cash Benefit shall be reduced to the product of (a) 5% of the Company's Market Capitalization and (b) a fraction (x)



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the numerator of which shall be the Executive's Severance Cash Benefit as of the
Effective Date and (y) the denominator of which shall be the Company's Aggregate Severance Liability. The determination of any reduction in the Executive's Severance Cash Benefits pursuant to this Section 9 shall be made exclusively by the Auditors (whose fees and expenses shall be borne by the Company), and such determination shall be conclusive and binding on the Company and the Executive.

      10. RETURN OF MATERIALS. Executive agrees to return promptly to Company upon termination of this Agreement, whether or not for cause and whatever the reason, all documents, data, records, and other information pertaining to his services provided hereunder, and Executive shall not take any documents or data, in any form or medium, or any reproduction or excerpt of any such documents or data, containing or pertaining to any proprietary information of Company. The provision shall not apply to personal effects and personal records of Executive which may be located on the premises of Company.

      11. DUTY OF LOYALTY. The Executive covenants and agrees that during the Term of this Agreement and for a period of one (1) year thereafter, he shall not participate as an officer, director, partner, employee, agent, consultant, owner, stockholder, representative, or in any other capacity with any other company or business entity of any nature whatsoever which is directly or indirectly in competition with Company; provided, however, that ownership of 5% or less of any class of outstanding securities of a company whose securities are listed on a national securities exchange, or which has not fewer than 1,000 shareholders, shall not be deemed to constitute owner participation in any other company or business entity which is directly or indirectly in competition with Company.

      12. INDEMNIFICATION. Company shall, to the maximum extent permitted by Company's Bylaws, indemnify and hold the Executive harmless against expenses, including reasonable attorneys' fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the Executive's employment by the Company.

      13. AMENDMENT. No modification of this Agreement, or waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by each of the parties.

      14. BINDING AGREEMENT. Except as otherwise specifically provided herein, this Agreement shall be binding on the parties and their heirs, executors, distributees, legal representatives, successors and assigns.

      15. NOTICES. All notices under this Agreement shall be in writing and shall be delivered by personal service to the parties at their respective addresses as each party shall inform the other. Any purported termination by the Company or the Executive of the Executive's employment hereunder shall be communicated by a Notice of Termination to the other party as set forth herein. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The effective date of any such notice shall be the date of delivery.



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      16. GOVERNING LAW. This Agreement shall be governed by the laws of the
State of Delaware applicable to contracts made and performed entirely therein.

      17. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subjects and matters addressed. Except as provided herein, each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party which are not set forth herein and that no other agreement shall be valid or binding.

      18. ASSIGNMENT BY EXECUTIVE. The Executive shall not assign this Agreement or any rights contained hereunder and any such attempted assignment is void.

      19. AGREEMENT TO PERFORM NECESSARY ACTS. The parties shall execute and deliver all documents and perform all further acts that may be reasonably necessary to effect this Agreement.

      20. HEADINGS. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

      21. DEFINITIONS. As used herein, the terms below shall have the following meanings:

          a. Cash Compensation. "Cash Compensation" shall mean the sum of (x) the higher of the Executive's annual base salary at (i) the time the Notice of Termination provided for in Section 15 of this Agreement is given or (ii) immediately prior to a Change in Control, and (y) an amount equal to the highest aggregate Cash Bonus Earned by the Executive under all cash bonus plans of the Company for any of the three fiscal years immediately preceding the year in which the Date of Termination occurs. "Cash Bonus Earned" shall mean all amounts actually earned for performance in a specific fiscal year without regard to voluntary or mandatory payment deferrals if so specified in the applicable bonus plan.

          b. Change in Control. A "Change in Control" of the Company shall mean the occurrence during the term of the Employment Agreement of any one of the following events:

             i. An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), but not including Terrence S. Cassidy (each such person, a "Person"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a



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      "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person in
      connection with a "Non-Control Transaction" (as hereinafter defined);

             ii. The individuals who, as of the date this Agreement is approved by the Board of Directors, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

             iii. Approval by stockholders of the Company of:

                  A. A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction". A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                     1. the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                     2. the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                     3. no Person other than (a) the Company, (b) any
            Subsidiary, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (d) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities), has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.



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                  B. A complete liquidation or dissolution of the Company; or

                  C. An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          c. Effective Date. "Effective Date" shall mean the date on which a Change in Control is effectuated.

          d. Good Reason. The Executive's termination of employment with the Company shall be deemed for "Good Reason" if it occurs within six (6) months of any of the following without the Executive's express written consent:

             i. the assignment to the Executive by the Company of duties inconsistent with, or a substantial alteration in the nature or status of, Executive's responsibilities immediately prior to a Change in Control of the Company other than any such alteration primarily attributable to the fact that the Company's securities are no longer publicly traded;

             ii. a reduction by the Company in the Executive's Cash Compensation (as defined in Section 21(a) above) as in effect on the date of a Change in Control of the Company or as in effect thereafter if such Cash Compensation has been increased during the Term of this Agreement;

             iii. any failure by the Company to continue in effect without substantial change any compensation, incentive, welfare or benefit plan or arrangement, as well as any plan or arrangement whereby the Executive may acquire securities of the Company, in which the Executive is participating at the time of a Change in Control of the Company (or any other plans, currently in effect or hereafter adopted by the Company, providing the Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company unless an equitable substitute arrangement (embodied in an ongoing substitute or alternative Benefit
      Plan) has been made for the benefit of the Executive with respect to the Benefit Plan in question. For purposes of the foregoing, Benefit Plans shall include, but not be limited to, the 1993 Stock Option Plan, the 1997




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      Equity Incentive Plan, as amended, or any other plan or arrangement to receive and exercise stock options or stock appreciation rights, supplemental pension plan, insured medical reimbursement plan, automobile benefits, executive financial planning, group life insurance plan, personal catastrophe liability insurance, medical, dental, accident and disability plans;

             iv. relocation to any place more than 100 miles from the office regularly occupied by the Executive, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control;

             v. any material breach by the Company of any provision of this Agreement;

             vi. any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

             vii. any purported termination of the Executive's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 15 below, and for purposes of this Agreement, no such purported termination shall be effective.

          e. "The Company's Aggregate Severance Liability," as used herein, shall mean an amount (determined by the Auditors) equal to the aggregate of the Severance Cash Benefits payable to all employees of the Company party to written severance benefit agreements on the Effective Date, calculated as of the Effective Date instead of as of the dates of termination of such employees and in each case reduced by the applicable "parachute payment" reduction, if any, described in Section 8 hereof.

          f. "The Company's Market Capitalization," as used herein, shall mean the sum of: (i) the product of (a) the total number of shares of common stock of the Company (the "Common Stock") outstanding as of the Effective Date and (b) the last reported sale price on the Nasdaq Stock Market (or other market or exchange where the Common Stock is principally traded) of one share of Common Stock on the Effective Date; plus (ii) the products of
      (a) the total number of shares of each class of preferred stock of the Company (the "Preferred Stock") outstanding on the Effective Date and (b) the liquidation value of one share of such class of Preferred Stock; plus
      (iii) the aggregate amount of outstanding indebtedness for borrowed money of the Company on the Effective Date; plus (iv) the aggregate amount of short and long-term liabilities of the discontinued operations of the Company as reflected on the Company's most recently prepared quarterly balance sheet.

          g. "The Executive's Severance Cash Benefit as of the Effective Date," as used herein, shall mean an amount (determined by the Auditors) equal to the Executive's Severance Cash Benefit calculated as of the Effective Date rather than as of the Date of Termination, which calculation shall include the "parachute payment" reduction, if any, which would be made pursuant to
      Section 8 hereof.

      22. MITIGATION OF DAMAGES. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or



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otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as a result of employment by another Company after the Date of Termination, or otherwise, except to the extent provided in Section 7 above.

      23. EFFECT OF AGREEMENT ON OTHER CONTRACTUAL RIGHTS. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under the Old Employment Agreement, any Benefit Plan or other contract, plan or arrangement.

      24. TERM. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid, upon the earliest of (i) expiration of the Term, if a Change of Contract has not occurred during the Term, (ii) the termination of the Executive's employment with the Company based on death, retirement, disability (as described in Section 6(a)) or cause, or by the Executive other than for Good Reason; or (iii) three years from the Effective Date of a Change in Control which was not approved by the Board of Directors or two years from the Effective Date of a Change in Control which was approved by the Board of Directors.

      25. SUCCESSOR TO THE COMPANY.

          a. Assumption of Agreement. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if such succession had not occurred, except that for purposes of implementing the foregoing, the date of which any such succession becomes effective shall be deemed the Date of Termination. For purposes of this Section 25, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for herein or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          b. Heirs of the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

      26. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.



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      27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      28. GENDER. In this Agreement (unless the context requires otherwise), the use of any masculine term shall include the feminine.


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    NATIONAL WIRELESS HOLDINGS INC.


                                    By:  /s/ James Kardon
                                        ------------------------------
                                        Name:  James Kardon
                                        Title: Secretary

                                     /s/ Terrence S. Cassidy
                                    ---------------------------------
                                    Terrence S. Cassidy



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